Exhibit 99.1
For immediate release
NUCRYST Pharmaceuticals announces year-end results
Wakefield, Massachusetts – February 14, 2008 – NUCRYST Pharmaceuticals Corp. (NASDAQ: NCST; TSX: NCS) today announced results for the year ended December 31, 2007. Net loss narrowed to $4.0 million, or 22 cents per share, on revenues of $30.1 million. This compares to a net loss of $10.5 million, or 58 cents per share, on revenues of $24.4 million in the previous year. The lower net loss for 2007 is primarily attributable to the combined impact of the $5 million milestone earned from Smith & Nephew in the third quarter together with an additional $5 million milestone earned in the fourth quarter. The impact of these milestones was partially offset by the $4.5 million manufacturing cost rebate paid to Smith & Nephew in 2007 under our supply agreement. No milestone payments were earned in 2006.
For the three months ended December 31, 2007, the company posted net income of $3.2 million, or 17 cents per share, on revenues of $11.2 million. This compares to a net loss of $1.6 million in the fourth quarter of 2006, or 9 cents per share on revenues of $4.5 million.
At December 31, 2007, NUCRYST had $17.8 million in cash and cash equivalents.
“While the fourth quarter of 2007 saw us continue to explore opportunities to rebuild our new products pipeline, following the fourth quarter 2006 cancellation of our clinical program in atopic dermatitis, the principal focus of our Board and Management in late-2007 was on extracting value from our advanced wound care assets,” said Thomas E. Gardner, President, CEO and Chairman of NUCRYST. “I am pleased with the improved results generated in the fourth quarter of 2007, and believe they reflect in large part our reinvigorated relationship with Smith & Nephew plc following a September 30, 2007 revision of our basic agreements.”
NUCRYST continues to seek partners for its two development projects, use of NPI 32101 as an antimicrobial barrier cream and use of NPI 32101 in inflammatory bowel disease. The company has already received a 510(k) regulatory approval from the FDA for the antimicrobial barrier cream.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark. Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101 for use in medical devices and as an active pharmaceutical ingredient.

A more detailed discussion of NUCRYST’s 2007 year end results can be found in the 2007 Consolidated Financial Statements and Management’s Discussion and Analysis, which will be available at www.sec.gov and www.sedar.com. NUCRYST filings are also available at www.nucryst.com/Regulatory_Filings.htm.
For more information contact:
Eliot M. Lurier
Vice President, Finance and Administration and CFO
NUCRYST Pharmaceuticals Corp.
(781)224-1444
info@nucryst.com
www.nucryst.com
All amounts in US dollars
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
Acticoat™ is a trademark of Smith & Nephew plc
The financial results in this news release are unaudited, and are not a complete disclosure of our quarterly or annual financial results.
Some of the statements above may constitute forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward looking statements”). The words “efforts”, “seek”, “explore” and “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: prospects and plans for the development of future products containing our nanocrystalline silver, plans for our gastrointestinal program, regulatory approval of our barrier cream, and plans and prospects for our barrier cream. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: difficulties or delays in the initiation, timing, progress and results of our preclinical trials and research and development programs; we may not be able to obtain and retain regulatory approval for our barrier cream and any future products; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; we may not be able to establish or maintain sales and marketing collaborations for our barrier cream and other new products; we may not be able to attract and retain collaborations relating to the development and commercialization of future products; our cost reduction plans may not be sufficient to conserve cash and control expenses; competition from other silver-based pharmaceutical or medical device companies; our ability to raise additional financing required to fund further research and development, clinical studies and obtain regulatory approvals, on commercially acceptable terms or at all; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with governmental regulations and standards; changes in general economic conditions; other risks and uncertainties unidentified at this time; management’s response to these factors; and other factors described under “Risk Factors” in our Quarterly Report on 10-Q for the quarter ended September 30, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2006, both of which have been filed with the U.S. Securities and Exchange Commission at www.sec.gov and with securities authorities in Canada at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

NUCRYST Pharmaceuticals Corp.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(thousands of U.S. dollars except share and per share data)	2007	2006	2007	2006

Revenue
Wound care product revenue	$6,235	$4,539	$20,092	$24,369
Milestone revenue	5,000	—	10,000	—

	11,235	4,539	30,092	24,369

Costs
Manufacturing	3,502	2,750	14,477	16,053
Research and development	1,454	1,862	6,303	11,162
General and administrative	2,685	1,812	9,067	6,723
Depreciation and amortization	94	86	355	430
Write down of capital assets	—	1,049	1,173	1,049

Income (loss) from operations	3,500	(3,020)	(1,283)	(11,048)

Foreign exchange (loss) gain	(281)	1,109	(3,283)	(298)
Interest income	109	242	685	1,123
Interest expense	—	—	—	(310)

Income (loss) before income taxes and cumulative effect of a change in accounting principle	3,328	(1,669)	(3,881)	(10,533)
Current income tax (expense) recovery	(140)	69	(140)	41

Income (loss) before cumulative effect of a change in accounting principle	3,188	(1,600)	(4,021)	(10,492)
Cumulative effect of a change in accounting principle	—	—	—	(7)

Net income (loss)	$3,188	$(1,600)	$(4,021)	$(10,499)

Income (loss) per common share
Net income (loss) — basic	$0.17	$(0.09)	$(0.22)	$(0.58)
Net income (loss) — diluted	0.17	(0.09)	(0.22)	(0.58)

Weighted average number of common shares outstanding:
- basic	18,363,552	18,301,264	18,333,810	17,964,332
- diluted	18,413,248	18,301,264	18,333,810	17,964,332

NUCRYST Pharmaceuticals Corp.
Consolidated Balance Sheets
(unaudited)

	December 31	December 31
(thousands of U.S. dollars, except share data)	2007	2006

ASSETS

Current
Cash and cash equivalents	$17,841	$18,926
Accounts receivable — net	14,924	7,041
Inventories	4,426	7,297
Other	427	327

	37,618	33,591

Restricted cash	140	135
Capital assets — net	12,734	11,350
Intangible assets — net	807	816

	$51,299	$45,892

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities	$3,650	$2,261
Accounts payable and accrued liabilities to related party	67	45
Deferred lease inducement	111	—

	3,828	2,306

Long term deferred lease inducement	726	—

	4,554	2,306

Guarantees
Commitments

Shareholders’ equity
Common shares no par value, unlimited shares authorized:issued issued and outstanding - 18,367,563 and 18,309,613 shares at December 31, 2007 and 2006, respectively	82,776	82,672
Additional paid-in capital	1,511	482
Accumulated other comprehensive income (loss)	557	(5,490)
Accumulated deficit	(38,099)	(34,078)

Total shareholders’ equity	46,745	43,586

Total	$51,299	$45,892

NUCRYST Pharmaceuticals Corp.
Consolidated Cash Flow Statements
(unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(thousands of U.S. dollars)	2007	2006	2007	2006

Operating activities
Net income (loss)	$3,188	$(1,600)	$(4,021)	$(10,499)
Items not affecting cash
Depreciation and amortization	408	396	1,638	1,656
Stock-based compensation expense	588	147	1,121	496
Amortized lease inducement	(28)	—	(71)	—
Write down of capital assets	—	1,049	1,173	1,049
Foreign exchange loss	—	—	—	(356)
Cumulative effect of a change in accounting principle	—	—	—	7
Changes in non cash working capital
Accounts receivable	(4,139)	1,269	(7,009)	(606)
Inventories	1,516	(534)	4,001	(777)
Other	1,189	71	(13)	(212)
Accounts payable and accrued liabilities	(5,095)	(1,079)	668	(2,376)
Accounts payable and accrued liabilities to related party	(72)	(513)	(177)	(969)

Cash used in operating activities	(2,445)	(794)	(2,690)	(12,587)

Investing activities
Restricted cash	(4)	(1)	(5)	(5)
Purchase of short-term investments	—	—	—	(22,191)
Maturity of short-term investments	—	—	—	22,748
Capital expenditures	(336)	(632)	(1,920)	(4,978)
Intangible assets	(10)	(32)	(66)	(153)

Cash used in investing activities	(350)	(665)	(1,991)	(4,579)

Financing activities
Issuance of common shares, net of share issuance costs	—	36	12	286
Deferred lease inducement	—	—	822	—

Cash provided from financing activities	—	36	834	286

Effect of exchange rate changes on cash and cash equivalents	207	(826)	2,762	(95)

Net decrease in cash and cash equivalents	(2,588)	(2,249)	(1,085)	(16,975)
Cash and cash equivalents at beginning of year	20,429	21,175	18,926	35,901

Cash and cash equivalents at end of year	$17,841	$18,926	$17,841	$18,926

NUCRYST Pharmaceuticals Corp.
Consolidated Statements of Shareholders’ Equity
(unaudited)

				Accumulated
			Additional	Other		Total	Total
	Common Shares		Paid-in	Comprehensive	Accumulated	Comprehensive	Shareholders’
(thousands of U.S. dollars, except share data)	Number	Stated Amount	Capital	Income (Loss)	Deficit	Loss	Equity

December 31, 2005	14,227,500	42,629	—	(5,281)	(23,579)	(3,742)	13,769

Issuance of common shares upon conversion of indebtedness to related party (note 9)	3,964,200	39,642	—	—	—	—	39,642
Issuance of common shares in connection with restricted shares and exercises of stock options and share appreciation rights	117,913	401	—	—	—	—	401
Stock-based compensation	—	—	482	—	—	—	482
Foreign currency translation adjustments	—	—	—	(209)	—	(209)	(209)
Net loss	—	—	—	—	(10,499)	(10,499)	(10,499)

December 31, 2006	18,309,613	82,672	482	(5,490)	(34,078)	(10,708)	43,586

Issuance of common shares in connection with restricted shares and exercises of stock options	57,950	104	—	—	—	—	104
Stock-based compensation	—	—	1,029	—	—	—	1,029
Foreign currency translation adjustments	—	—	—	6,047	—	6,047	6,047
Net loss	—	—	—	—	(4,021)	(4,021)	(4,021)

December 31, 2007	18,367,563	$82,776	$1,511	$557	$(38,099)	$2,026	$46,745